Exhibit 99.1

FOR IMMEDIATE RELEASE

Timberline Resources Announces High-Grade Gold Assay Results from the Windfall Project at its Eureka Property, Nevada

Coeur d’Alene, Idaho – August 8, 2018 – Timberline Resources Corporation (OTCQB: TLRS; TSX-V: TBR) (“Timberline” or the “Company”) announced today that recently completed rock chip sampling (Table 1) confirms high-grade gold mineralization within the historic Windfall Mine area of the 23 square-mile Eureka property in Nevada (Figure 1). The Windfall Mine open pit is centrally located on the Windfall trend, a zone which extends 1.7 miles (2.7 km) from north to south (Figure 2).  Timberline plans to conduct additional drilling in support of an initial open-pit oxide resource study.

ASSAY RESULTS

Timberline recently collected 40 rock chip samples within and immediately south of the Windfall pit;  assays are summarized in Table 1 and on Figure 3 below.  Highlights include 10 samples with greater than 1 g/t (0.029 opt) gold and 6 greater than 3 g/t (0.088 opt), up to a maximum of 13.1 g/t (0.382 opt).  In total, 17 samples assayed greater than 0.250 g/t (0.007 opt), documenting the extensive zone of gold mineralization.

Steve Osterberg, Timberline’s President and CEO,  commented, “The rock chip sampling along 760 m (2,500 feet) of the Windfall trend, combined with previously reported historic drill results (Press release dated July 10, 2018 at http://timberlineresources.co/press-releases), show the high discovery potential at Windfall.  A substantial zone of oxide gold mineralization remains exposed at the surface and is open at depth and in both directions along strike (Figure 3).”

In addition, “grade – thickness” (gram-meter)(ounce-feet) calcualtions for drill hole intercepts  (Figure 3 and Table 2) (see press release dated July 10, 2018 at http://timberlineresources.co/press-releases), and a review of cross-sections (Figure 4) indicate that gold mineralization remains unmined in the Windfall pit-area.

CONTROLS ON GOLD AND SILVER MINERALIZATION

The gold mineralized zone at Windfall occurs along a north-south structural trend (Figure 3) typically separating steeply-dipping Hamburg Dolomite Formation to the west, from moderate east-dipping Dunderberg Shale Formation to the east.  Gold appears to be dominantly associated with brecciated dolomite adjacent to and between northeasterly and northwesterly trending cross-faults.   Gold grade-thickness anomalies from historic drill hole intercept assays suggest similar structural control on higher-grade  gold mineralization.  The structures appear to focus gold mineralization within intensely bleached and “sanded”, variably brecciated Hamburg Dolomite Formation.  Very limited silicificiation is evident in the rocks which likely relates to the reported historic excellent leachability of gold in the Windfall mine.

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Table 1.  Assay results from Windfall Trend Rock Chip Sampling

SAMPLE	Au (g/t)	Au (oz/ton)	SAMPLE	Au (g/t)	Au (oz/ton)
18WF-009	1.720	0.050	18WF-044	0.047	0.001
18WF-010	0.086	0.003	18WF-045	0.035	0.001
18WF-011	1.050	0.031	18WF-046A	0.077	0.002
18WF-012	0.042	0.001	18WF-046B	0.080	0.002
18WF-013	1.250	0.036	18WF-047	7.710	0.225
18WF-029	0.045	0.001	18WF-048	0.074	0.002
18WF-030	0.061	0.002	18WF-049	0.275	0.008
18WF-031	0.058	0.002	18WF-050	0.197	0.006
18WF-032	0.086	0.003	18WF-051	0.386	0.011
18WF-033	0.088	0.003	18WF-052	0.094	0.003
18WF-034	0.303	0.009	18WF-053	0.610	0.018
18WF-035	3.000	0.088	18WF-054	3.060	0.089
18WF-036	13.100	0.382	18WF-055	3.220	0.094
18WF-037	0.711	0.021	18WF-056	2.520	0.074
18WF-038	0.010	0.000	18WF-057	0.114	0.003
18WF-039	0.408	0.012	18WF-058	0.243	0.007
18WF-040	0.047	0.001	18WF-060	0.141	0.004
18WF-041	0.927	0.027	18WF-061	0.079	0.002
18WF-042	0.143	0.004	18WF-062	4.080	0.119
18WF-043	0.124	0.004	18WF-063	0.066	0.002

*Assays were determined by ALS USA Inc. from grab samples. The samples were crushed and pulverized and a fraction was selected for analyses. Gold was determined by 30 g Fire Assay with an Atomic Adsorption finish.  Samples assaying over 10 ppm gold were re-assayed and completed with a gravimetric finish.

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Figure 1.  Eureka Property - Lookout Mountain, Oswego, and Windfall Trends

Archimedes - 1 mile North
~5 M Oz Gold (Produced & Resource)
Windfall Zone Target*
375,000 – 450,000 Oz Gold
@ 0.024 -0.027 opt
(15.6 M – 16.7 M tons)
Windfall
Oswego
Trend
Lookout
Trend
Lookout Mountain
Mtn
Oswego Target
Trend
Lookout Mountain Gold Resource
Resource Category | Tons | Ounces per Ton | Gold Ounces
Measured | 3,043,000 | 0.035 | 106,000
Indicated | 25,897,000 | 0.016 | 402,000
Measured & Indicated | 28,940,000 | 0.018 | 508,000
Inferred | 11,709,000 | 0.012 | 141,000
0 1.25 2.5 Miles
0 2.5 5 Kilometers
Gold Soil Geochemistry (ppb)
High : 427.
Low : 1

*Cautionary Statement: The potential quantity and grade of the Windfall Zone Target are conceptual in nature and there has been insufficient exploration to define a mineral resource.  It is uncertain if further exploration will result in the target being delineated as a mineral resource.

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Figure 2. Drill-indicated Mineralization Along the Windfall Zone

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Figure 3.  Distribution of Gold and Silver in Rock Samples at Windfall Pit Target Area

N
Qal
Dump
Cw
Ti
Op
Csc
Ch
Tv
Qc
18WF-056
2.52 gpt
18WF-062
4.08 gpt
18WF-047
7.71 gpt
18WF-055
3.22 gpt
18WF-054
3.06 gpt
18WF-053
0.61 gpt
18WF-041
0.927 gpt
18WF-036
13.1 gpt
18WF-037
0.711 gpt
18WF-035
3 gpt
18WF-011
1.05 gpt
18WF-013
1.25 gpt
18WF-009
1.72 gpt
BHWF-038
BHWF-030
BHWF-005
BHWF-014
BHWF-037
BHWF-040
BHWF-013
BHWF-032
BHWF-041
BHWF-015C
W
Figure 3 cross-section line
E
Major Structural Trend
0 50 100 Meters
0 250 500 Feet
Au (g/t) Rocks
< 0.25
0.25 - 0.5
0.5 - 1
1 - 3
> 3
Faults
BHWF-XXX (2008-2015) drill collars
Breccia Zone
Open Pit
Au Grade-thickness: (g – m*)
< 10
10 – 50
50 – 100
> 100
Timberline Patented Claims
FORMATION
Dump
Quaternary Alluvium (Qal)
Quaternary Colluvium (Qc)
Tertiary Intrusive (Ti)
Tertiary Volcanics - undiff (Tv)
Pogonip Group (Op)
Windfall Formation - undiff (Cw)
Dunderburg Shale (Cd)
Hamburg Dolomite (Ch)
Secret Canyon Clark Springs Member (Csc)
* Gold assay grade (grams) multiplied by assay interval (meters)

.

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Table 2.  Gold Assay and Grade – Thickness from 2008-2015 Drilling within Windfall Mineralized Zone

Drill Hole	From (meters)	Length (meters)(1)	Gold (g/t)	GT: (gram -meters)	From (feet)	Length (feet)(1)	Gold (opt)	GT: (opt -foot)
BHWF-001	36.6	9.1	1.44	13.1	120	30	0.042	1.3
BHWF-002	57.9	13.7	0.82	11.2	190	45	0.024	1.1
BHWF-003	41.2	13.7	0.69	9.5	135	45	0.020	0.9
BHWF-004	76.2	15.2	7.58	115.2	250	50	0.221	11.1
including	80.8	7.6	13.58	103.2	265	25	0.396	9.9
BHWF-012	44.2	3.1	0.85	2.6	145	10	0.025	0.3
BHWF-036	88.4	12.2	1.26	15.4	290	40	0.040	1.6
BHWF-037	56.4	27.4	2.20	60.3	185	90	0.060	5.4
including	56.4	13.7	3.68	50.4	185	45	0.110	5.0
BHWF-038	128	24.4	0.32	7.8	420	80	0.010	0.8
including	150.9(2)	15.5	1.45	22.5	495(2)	51	0.045	2.3
BHWF-039	115.8	10.7	0.46	4.9	380	35	0.010	0.4
BHWF-040	88.4	24.4	3.04	74.2	290	80	0.090	7.2
including	93	6.1	8.79	53.6	305	20	0.260	5.2
BHWF-041	70.1	18.3	1.24	22.7	230	60	0.040	2.4
(1) Drill thickness - True widths of drill intercepts have not been determined (2) Intercept at end of hole

Cautionary Statement: Historic drill data have been compiled and reviewed including drill logs, laboratory assay certificates, and location maps with regard to their location relative to recent (2008-2015) drill data.  Drill sites have been identified and confirmed through field review.  A Qualified Person has not done sufficient work to classify the historical information as a current mineral resource, and the Company is not treating the historical information as a current mineral resource.  Additional drilling and analysis will be required to verify the historical information or create a current mineral resource.

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Figure 4. Representative Cross-section across the Windfall Zone

W
E
BHWF-037
SW-77
BHWF-040
Tertiary Volcanics
Hamburg Dolomite
Windfall Formation
Dunderberg Shale
90 feet @ 0.060 opt
(27.4 m @ 2.2 g/t)
including:
45 feet @ 0.11 opt
(13.7 m @ 3.68 g/t)
180 feet @ 0.075 opt
(54.9 m)@2.57 g/t)
including:
30 feet @ 0.307 opt
(9.15 m@ 10.53 g/t)
80 feet)@ 0.090 opt
((24.4 m @ 3.04 g/t)
including:
20 feet @ 0.26 opt
(6.1 m@ 8.79 g/t)
Target Zone
Secret Canyon Shale
0 meters 50
0 feet 100

EXPLORATION PLANNING

With completion of surface grab sampling results now available, along with compilation of recent and historic geologic and drill hole data at Windfall, the Company is finalizing initial drill targets designed to extend gold mineralization beyond the historic mining at Windfall.  The anticipated target areas are located on patented claims owned by Timberline and are fully permitted for drilling.

Further technical details of the Company’s Eureka project project may be viewed at:  http://timberlineresources.co/projects/Eureka-nevada/.

Steven Osterberg, Ph.D., P.G., Timberline’s President and Chief Executive Officer, is a Qualified Person as defined by National Instrument 43-101 and has reviewed and approved the technical contents of this release.  Mr. Osterberg is not considered independent of the Company as defined in Section 1.5 of NI 43-101.

About Timberline Resources

Timberline Resources Corporation is focused on advancing district-scale gold exploration and development projects in northern Nevada. These include: the 23 square mile Eureka property, comprised of the Lookout Mountain, Windfall, and Oswego areas, which lie along three parallel, north-south gold-mineralized structural stratigraphic trends defined by distinct geochemical gold anomalies; and as the expected operator of two joint venture projects - the Paiute project joint venture with a subsidiary of Barrick Gold, and the Elder Creek project joint venture with McEwen Mining.  These properties all lie on the prolific Battle Mountain-Eureka gold trend. Timberline also owns the Seven Troughs property, which is one of Nevada's highest-grade former gold producers. Timberline has increased its controlled mineral rights in Nevada to over 43 square miles (24,500 acres).  Detailed

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maps and NI 43-101 compliant estimated resource information for the Eureka property may be viewed at http://timberline-resources.co/.

Timberline is listed on the OTCQB where it trades under the symbol "TLRS" and on the TSX Venture Exchange where it trades under the symbol "TBR".

Cautionary note to U.S. investors concerning estimates of resources: This press release may use the terms “resources”, "measured resources", "indicated resources", “inferred resources” and "measured & indicated resources." We advise U.S. investors that while these terms are defined in and required by Canadian regulations, these terms are not defined terms under United States Securities and Exchange Commission (“SEC”) Industry Guide 7 and are normally not permitted to be used in reports and registration statements filed with the SEC. The SEC normally only permits issuers to report mineralization that does not constitute SEC Industry Guide 7 compliant "reserves" as in-place tonnage and grade without reference to unit measures.  U.S. investors are cautioned not to assume that any part or all of mineral deposits in these categories will ever be converted into SEC Industry Guide 7 reserves.

Forward-looking Statements

Statements contained herein that are not based upon current or historical fact are forward-looking in nature and constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements reflect the Company's expectations about its future operating results, performance and opportunities that involve substantial risks and uncertainties.  These statements include but are not limited to statements regarding: new, high-grade, gold mineralization at Windfall, plans to conduct additional drilling in support of an initial open-pit oxide resource study, high discovery potential at Windfall, gold mineralization remaining unmined in the Windfall pit-area, initial drill targets designed to extend gold mineralization beyond the historic mining at Windfall, anticipated target areas located on patented claims, advancing district-scale gold exploration and development projects in northern Nevada; ownership of two joint venture projects - the Paiute project joint venture with Barrick Gold, and the Elder Creek project joint venture with McEwen Mining; and increasing its controlled mineral rights in Nevada to over 43 square miles (24,500 acres).  When used herein, the words "anticipate," "believe," "estimate," “upcoming,” "plan," “target”, "intend" and "expect" and similar expressions, as they relate to Timberline Resources Corporation, its subsidiaries, or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause the Company's actual results, performance, prospects, and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. The Company’s earn-in to the Elder Creek project joint venture has not yet closed, there are a number of conditions precedent to such closing, and there are no assurances that the Company will complete the earn-in as contemplated or at all. Factors that could cause or contribute to such differences include, but are not limited to, risks related to changes in the Company’s business and other factors, including risk factors discussed in the Company's Annual Report on Form 10-K for the year ended September 30, 2017.  Except as required by law, the Company does not undertake any obligation to release publicly any revisions to any forward-looking statements.

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accept responsibility for the adequacy or accuracy of this release.

For Further Information Please Contact:

Steven A. Osterberg

President and CEO

Tel:   208-664-4859

E-mail:  info@timberline-resources.com

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